Exhibit4.15

AMENDMENT NO. 1 TO LETTER OF CREDIT FACILITY AGREEMENT

THIS AMENDMENT NO. 1 TO LETTER OF CREDIT FACILITY AGREEMENT (this “Amendment”) is made as of the 12th day of September, 2008, and amends and is supplemental to that certain letter of credit facility agreement dated as of July 31, 2008, (the “Agreement”) and is by and between (i) STRAITS OFFSHORE LTD., a company incorporated under the laws of the British Virgin Islands, as account party (the “Account Party”) and (ii) HSH NORDBANK AG, NEW YORK BRANCH, as letter of credit provider (the “L/C Provider”).  Unless otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to such terms in the Agreement.

W I T N E S S E T H

WHEREAS, pursuant to the terms of the Agreement, the L/C Provider made available to the Account Party a letter of credit issued in favor of NGV Tech SDN BHD in the amount of Twenty Three Million Two Hundred Five Thousand United States Dollars ($23,205,000);

WHEREAS, the Account Party has requested that the L/C Amount be increased to Twenty Five Million Seven Hundred Eighty Five Thousand United States Dollars ($25,785,000);

WHEREAS, the parties to this Amendment desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment of the Agreement.  The parties hereto agree that effective as of the date hereof:

(a) All references to “this Agreement” shall be deemed to refer to the Agreement as amended hereby.

(b) All references to “the Agreement” in each of the Security Documents shall be deemed to be references to the Agreement as amended hereby.

(c) The second recital of the Agreement is hereby deleted in its entirety and replaced with the following:

“WHEREAS, under the terms of the MOA, as amended, it is required that the Account Party obtain a letter of credit issued in favor of the Beneficiary in the amount of Twenty Five Million Seven Hundred Eighty Five Thousand United States Dollars ($25,785,000) for the purpose of supporting the Final Delivery Payment to the Beneficiary for the Vessel pursuant to the Shipbuilding Contract;”

(d) Section 1.1 of the Agreement is hereby amended as follows:

(i) The definition of “L/C Amount” is hereby deleted in its entirety and replaced with the following:

“means Twenty Five Million Seven Hundred Eighty Five Thousand United States Dollars ($25,785,000);”

2. Conditions Precedent to the Effectiveness of this Amendment.  The effectiveness of this Amendment shall be expressly subject to the following conditions precedent:

(a)	This Amendment. The Account Party shall have duly executed and delivered this Amendment to the L/C Provider;

(b)	Consent, Agreement and Affirmation. The Guarantor shall have duly executed and delivered the Consent, Agreement and Affirmation attached hereto;

(c)	Corporate Authority. The L/C Provider shall have received the following documents in form and substance satisfactory to the L/C Provider and its counsel:

(i)
copies, certified as true and complete by an officer of the Account Party of the resolutions of each such company’s board of directors (and, if any necessary under appropriate law, shareholders) evidencing approval of this Amendment and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf;

(ii)
copies, certified as true and complete by an officer of the Guarantor of the resolutions of each such company’s board of directors evidencing approval of the Consent, Agreement and Affirmation hereto and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf;

(iii)
copies, certified as true and complete by an officer of each Security Party, of all documents evidencing any other necessary action (including actions by such parties thereto other than such Security Party as may be required by the L/C Provider), approvals or consents with respect to this Amendment and the transactions contemplated hereby and thereby;

(iv)	copies, certified as true and complete by an officer of each Security Party, of the articles or certificate of incorporation and by-laws (or the equivalent thereof) of each thereof;

(v)	good standing certificates or the equivalent thereof with respect to each Security Party issued by the appropriate authorities of the respective jurisdiction of incorporation of such parties; and

(vi)
certificate from an officer or director of each Security Party stating that the representations and warranties (updated mutatis mutandis to such date) stated in Section 3 of the Agreement are true and correct as if made on that date; and

(d)
Legal Opinions.  The L/C Provider shall have received opinions from (i) Harney, Westwood & Riegels, counsel to the Account Party on matters of the laws of the British Virgin Islands and (ii) Seward & Kissel LLP, special counsel to the L/C Provider, in each case in such form and substance as the L/C Provider may require, as well as such other legal opinions as the L/C Provider shall have required as to all or any matters under the laws of the United States of America, the State of New York, the Republic of Liberia and the British Virgin Islands covering the representations and conditions which are the subjects of Sections 3 and 4 of the Agreement.

3. Issuance of Amended Letter of Credit.  Subject to the terms and conditions of this Amendment and the Agreement (as amended hereby) and in reliance on the representations, warranties and covenants contained herein and in the Agreement (as amended hereby), the L/C Provider hereby agrees, upon satisfaction of the conditions precedent contained in Section 2, to issue an amendment to the Letter of Credit in the form attached hereto as Exhibit A (the “Letter of Credit Amendment”).  Upon issuance of such Letter of Credit Amendment, all references in the Agreement and in all Security Documents to the “Letter of Credit” shall be deemed to be references to the Letter of Credit as amended by the Letter of Credit Amendment.

4. Representations and Warranties.  The Account Party represents and warrants to the L/C Provider that immediately after giving effect to this Amendment, the representations and warranties set forth in the Agreement as amended hereby are true and correct in all material respects and no Default or Event of Default shall have occurred and be continuing.

5. No Defaults.  The Account Party hereby represents and warrants that as of the date hereof there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

6. Covenants.  The Account Party hereby reaffirms that, except as disclosed to the L/C Provider, it has duly performed and observed the covenants and undertakings set forth in the Amendment, and covenants and undertakes to continue to duly perform and observe such covenants and undertakings, as amended hereby, so long as the Agreement as amended hereby shall remain in effect.

7. No Other Amendment.  All other terms and conditions of the Agreement shall remain in full force and effect and the Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

8. Fees and Expenses.  The Account Party agrees to pay to the L/C Provider, upon the execution hereof, (i) an upfront fee of $12,900 (which for the avoidance of doubt is 0.50% of the increase of the L/C Amount) and (ii) an amount of $6503.75 (which for the avoidance of doubt shall be that portion of the Letter of Credit fee set forth in Section 2.3 of the Agreement applicable to the increase in the L/C Amount for the period commencing on the date hereof up until the next applicable Letter of Credit fee quarterly payment date).  The Account Party shall also pay (or reimburse the L/C Provider for) on a timely basis all costs and expenses (including reasonable legal fees) of the L/C Provider in connection with the preparation and execution of this Amendment.

9. Execution in Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

10. Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

11. Effect of Amendment.  All references in any Security Document to the Agreement on and after the date hereof shall be deemed to refer to the Agreement as amended hereby, and the parties hereto agree that, except as amended by this Amendment, all of the terms and provisions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

STRAITS OFFSHORE, LTD.,
as Account Party

By:___________________________________
Name:
Title:

HSH NORDBANK AG, NEW YORK BRANCH,
as L/C Provider

By:___________________________________
Name
Title:

By:___________________________________
Name:
Title:

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CONSENT, AGREEMENT AND AFFIRMATION

The undersigned, referred to in the Agreement as a “Guarantor”, hereby (i) consents and agrees to all of the terms and conditions of the foregoing Amendment No. 1 to Letter of Credit Facility Agreement dated as of the __ day of September, 2008 amending that certain Letter of Credit Facility Agreement, dated as of July 31, 2008 (the “Agreement”), between STRAITS OFFSHORE LTD., a company incorporated under the laws of the British Virgin Islands, as account party (the “Account Party”) and HSH NORDBANK AG, NEW YORK BRANCH, as letter of credit provider (the “L/C Provider”); and (ii) reaffirms its obligations under that certain Guaranty, dated July 31, 2008, given in favor of the L/C Provider and that certain Pledge Agreement, dated July 31, 2008, given in favor of the L/C Provider with respect to a pledge of the common shares of the Account Party.

B+H OCEAN CARRIERS LTD.,

as Guarantor

By:
Name:
Title:

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EXHIBIT A

FORM OF LETTER OF CREDIT AMENDMENT

ADVISING BANK:
Malayan Banking Berhad 50050 Kuala Lumpur
SWIFT:
MBBEMYKL

:20: SENDER'S REFERENCE
A10308A1644

:21: RECEIVERS REFERENCE
99010ADM5575644

:31C: DATE OF ISSUE
AUGUST 15, 2008

:31C: DATE OF AMENDMENT
***

:26E: NUMBER OF AMENDMENT
1

:59: BENEFICIARY
NGV TECH SDN BHD
BATU 7 KAMPUNG SIJANGKANG JALAN
SEMPADAN 42500 TELUK PANGLIMA
GARANG SELANGOR MALAYSIA

:32B: INCREASE OF AMOUNT
USD 2.580.000,00

:34B: NEW AMOUNT OF DOCCREDIT
USD 25.785.000,00

:79A: NARRATIVE
Please advise beneficiary and inform us of acceptance of
the amendment.

Yours faithfully,

HSH Nordbank AG

SK 16279 0020 914275 v3

AMENDMENT NO. 1
to
$23,205,000 LETTER OF CREDIT
FACILITY AGREEMENT

BETWEEN

STRAITS OFFSHORE LTD.,
as Account Party,

AND

HSH NORDBANK AG, NEW YORK BRANCH,

as L/C Provider

September 12, 2008

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